SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the securities Exchange Act

                               October 31, 2000
                                Date of Report
                      (Date of Earliest Event Reported)

                            PACIFIC WEBWORKS, INC.
            (Exact Name of Registrant as Specified in its Charter)

                              1760 Fremont Drive
                          Salt Lake City, Utah 84104
                   (Address of principal executive offices)

                                (801) 578-9020
                        Registrant's telephone number

    NEVADA                         000-26731               87-0627910
(State or other          (Commission File Number)     (I.R.S. Employer
jurisdiction of                                       Identification No.)
incorporation)

     In this report references to "Pacific WebWorks," "we," "us," and "our" refer to Pacific WebWorks, Inc.

                          FORWARD LOOKING STATEMENTS

     This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "estimate," or "continue" or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within Pacific WebWork's control. These factors include but are not limited to economic conditions generally and in the industries in which Pacific WebWorks may participate; competition within Pacific WebWork's chosen industry, including competition from much larger competitors; technological advances and failure by Pacific WebWorks to successfully develop business relationships.


ITEM 2:     ACQUISITION AND DISPOSITION OF ASSETS

     On October 31, 2000, Pacific WebWorks signed an Agreement and Plan of Reorganization to acquire all the outstanding and issued common stock of Logio, Inc., a Nevada corporation. Pursuant to the agreement, Pacific WebWorks's will issue 2,800,000 shares, par value $0.001, in exchange for 18,425,830 outstanding common shares of Logio. As a result of the exchange, Logio will become the wholly owned subsidiary of Pacific WebWorks.

About Logio

     Logio, Inc., formerly WordCruncher Internet Technologies, Inc., is a development stage company historically engaged in the development and marketing of a focused Internet directory and search engine which serves the needs of the business professional. Logio launched its web site, logio.com, on March 19, 2000. The web site was designed to provide a broad spectrum of the information and services that are required by business people in their daily work activities. In June 2000, Logio shifted its business model towards the generation of revenues from set-up and maintenance fees from the sale of its directory in private label form to certain Internet sites and corporate intranets. Logio.com was taken down in early October pending the completion of the Pacific WebWorks transaction. Logio is uncertain as to when it will emerge from the development stage.

Summary of Agreement Terms

(1) Pacific WebWorks intends to acquire 100% of the 18,425,830 shares of Logio common stock which are issued and outstanding as of October 31, 2000.

(2) Pacific WebWorks will exchange 2.8 million shares of its common stock for approximately 18.4 million shares of Logio common stock, or an exchange ratio of approximately 6.6 Logio shares for one Pacific WebWorks shares.

(3) The acquisition is contingent upon stockholder approval by a majority of Logio's stockholders and Logio expects to obtain stockholder approval at a special meeting of its stockholders to be held December 22, 2000.

(4) The acquisition is contingent upon registration of the 2.8 million Pacific WebWorks shares. Pacific WebWorks expects to file a registration statement on Form S-4 to register the shares to be exchanged under the Securities Act of 1933. The SEC must review that registration statement and declare it effective before the exchange can occur.

(5) Pacific WebWorks plans to structure the acquisition as a tax-free, stock-for-stock transaction which complies with the provisions of
        Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.


(6) Termination of the agreement may occur if either party fails to comply in any material respect with the covenants and agreements outlined in the agreement or if any representations or warranties in the acquisition agreement are materially inaccurate. The parties may terminate the agreement by mutual consent.

(7) Upon completion of the exchange Logio's stockholders will hold approximately 15.8% of the 17,658,342 then issued and outstanding shares of Pacific WebWorks.

Consideration for the Acquisition. The consideration exchanged in the acquisition was negotiated at "arms length" and our management used criteria from similar proposals, including the market value of Logio's common shares, the relative value of the assets of Logio, Logio's present and past business operations, the future potential of Logio, certain members of the management of Logio and the potential benefit to the stockholders of Pacific WebWorks. The source of the consideration we intend to use to acquire our interest in Logio is 2.8 million authorized but unissued common shares of Pacific WebWorks. The 6.6 to 1 exchange rate was based upon the considerations listed above coupled with the trading history of both companies' shares on the OTC Bulletin Board over the 30 days prior to the letter of intent. Our board of directors determined that the consideration for the exchange was reasonable based upon these factors.

Relationships Between Pacific WebWorks and Logio. In August 2000 our management met with members of Logio to discuss sales and marketing ideas for the Logio technology. As a result of this meeting our management realized that Logio's technology would lend itself to the additional products we had outlined in our business plan. Later that month our management returned to Logio to evaluate its technology in more detail. During the next several weeks the companies held meetings which culminated in the letter of intent in September for the acquisition of Logio by Pacific WebWorks.

     Except as described in this report, neither we, nor to the best of our knowledge, any of our directors, executive officers or other affiliates had any contract, arrangement, understanding or relationship with any other person with respect to any Logio shares. Except as described in this report there, have been no contacts, negotiations or transactions within the last two years between us or any of our directors, executive officers or their affiliates, on the one hand, and Logio or its affiliates, on the other hand, regarding the merger, consolidation, acquisition of shares or election of directors.

Assets Involved. At September30, 2000, Logio had $1,755,093 in total assets. The majority of their assets, 84.4%, are fixed assets, which have a net book value of $1,480,493. Their fixed assets consist mostly of computer equipment, which was acquired to run Logio's Internet application. The computers are mostly Sun Mircrosystems servers and workstations. Along with the Sun equipment, Logio has load balancing and firewall equipment, which improve upon and protect the accessibility to their application. Cash is the next most significant assets at $171,226 or 9.8% of total assets. The balance of Logio's assets are primarily prepaid assets mostly for service contracts on their computer equipment, and are being amortized over their contract period.

ITEM 7:     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)     Financial Statements.

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements of Logio which are required by this Item 7(a). Such financial statements shall be filed by amendment to this Form 8-K before January 12, 2001.

     (b)     Pro Forma Financial Information.

     The pro forma consolidated financial statements of Pacific WebWorks for the period ended September 30, 2000 and the year ended December 31, 1999 are attached. The pro forma consolidated statements of operation assumes that the entities were together as of January 1, 1999. The pro forma consolidated balance sheet assumes elimination of intercompany payables and receivables, the issuance of 2,800,000 shares of common stock and the amortization of good will.



     (c)     Exhibits.

     Exhibit No.       Exhibit
     ----------        -------

     2.1 Agreement and Plan of Reorganization between Pacific WebWorks and Logio, dated October 31, 2000.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific WebWorks, Inc.

      /s/ Christian Larsen                                    11/10/00
By:  _____________________________________________     Date:_______________
         Christian Larsen, President

PROFORMA - CONSOLIDATED BALANCE SHEETS

                                             Pacific
                               Logio, Inc    Webworks, Inc. Before            Adjustments
                               September 30, September 30,  Adjustments  --------------------------  Proforma
                               2000          2000           NewCo            DR         CR           NewCo
                               ------------- ------------- ------------- ------------ ------------- -------------
                                (Unaudited)   (Unaudited)
                    ASSETS
CURRENT ASSETS
  Cash and cash equivalents    $    171,226  $     72,044  $    243,270                             $    243,270
  Short term investments                  -             -             -                                        -
  Accounts receivable                28,815       232,483       261,298                                  261,298
  Employee receivables                    -         3,924         3,924                                    3,924
  Note receivable                         -             -             -                                        -
  Prepaid assets                     68,748       362,350       431,098                                  431,098
                               ------------- ------------- ------------- ------------ ------------- -------------

      Total current assets          268,789       670,801       939,590                                  939,590
                               ------------- ------------- ------------- ------------ ------------- -------------

PROPERTY & EQUIPMENT, net         1,480,493       443,826     1,924,319                                1,924,319

OTHER ASSETS                          5,811     4,631,723     4,637,534    1,999,442      299,916      6,337,060
                               ------------- ------------- ------------- ------------ ------------- -------------

                               $  1,755,093  $  5,746,350  $  7,501,443                             $  9,200,969
                               ============= ============= ============= ============ ============= ============
CURRENT LIABILITIES
  Current portion of long-term
   capital lease obligations   $    312,880  $          -  $    312,880                                  312,880
  Accounts payable                   99,866       473,599       573,465                                  573,465
  Accrued expenses                   57,091       271,485       328,576                                  328,576
  Deferred Revenues                       -     2,967,088     2,967,088                                2,967,088
  Notes Payable-Related Parties           -       216,580       216,580                                  216,580
  Notes Payable - Vendors            96,116             -        96,116                                   96,116
                               ------------- ------------- ------------- ------------ ------------- ------------

     Total current liabilities      565,953     3,928,752     4,494,705                                4,494,705

CAPITAL LEASE OBLIGATIONS,
  less current maturities            38,582             -        38,582                                   38,582

STOCKHOLDERS' EQUITY
(Notes 3, 5 and 6)
  Preferred stock                         -             -             -                                        -
  Common stock                       17,271        14,858        32,129       17,271        (2,800)       17,658
  Additional paid-in capital     18,371,258     9,763,603    28,134,860   18,371,258    (3,147,200)   12,910,803
  Accumulated deficit           (17,237,971)   (7,960,863)  (25,198,834)     299,916   (17,237,971)   (8,260,779)
                               ------------- ------------- ------------- ------------ ------------- ------------

     Total stockholders' equity   1,150,558     1,817,598     2,968,156                                4,667,682
                               ------------- ------------- ------------- ------------ ------------- ------------

                               $  1,755,092  $  5,746,350  $  7,501,442                             $  9,200,969
                               ============= ============= ============= ============ ============= ============





PROFORMA - CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
                                             Pacific
                               Logio, Inc.   Webworks, Inc.
                               Nine Months   Nine Months
                               Ended         Ended          Before            Adjustments
                               September 30, September 30,  Adjustments  --------------------------  Proforma
                               2000          2000           NewCo             DR         CR          NewCo
                              ------------- ------------- ------------- ------------ ------------- -------------
Revenues
  Advertising                  $      2,180  $          -         2,180                             $      2,180
  Product                                 -     3,273,508     3,273,508                                3,273,508
                               ------------- ------------- ------------- ------------ ------------- -------------
                                      2,180     3,273,508     3,275,688                                3,275,688

Cost of sales                       440,907       212,597       653,504                                  653,504
                               ------------- ------------- ------------- ------------ ------------- -------------

  Gross profit (loss)              (438,727)    3,060,911     2,622,184                                2,622,184
                               ------------- ------------- ------------- ------------ ------------- -------------

Research and development          1,672,316       645,372     2,317,688                                2,317,688

Selling expenses                    658,034     4,503,581     5,161,615                                5,161,615

General and administrative          976,183     2,255,464     3,231,647                                3,231,647

Depreciation and amortization       606,141       730,052     1,336,193      299,916                   1,636,109

Compensation expense for
 stock options                      631,242             -       631,242                                  631,242
                               ------------- ------------- ------------- ------------ ------------- -------------

   Total operating expenses       4,543,916     8,134,469    12,678,385      299,916                  12,978,301
                               ------------- ------------- ------------- ------------ ------------- -------------

   Loss from operations          (4,982,643)   (5,073,558)  (10,056,201)    (299,916)                (10,356,117)

Other income (expense)

   Interest income                   55,002             -        55,002                                   55,002
   Financing charges               (133,703)            -      (133,703)                                (133,703)
   Loss on disposal of equipment     (2,215)            -        (2,215)                                  (2,215)
   Interest expense                 (96,422)     (100,553)     (196,975)                                (196,975)
                               ------------- ------------- ------------- ------------ ------------- -------------
                                   (177,338)     (100,553)     (277,891)                                (277,891)
                               ------------- ------------- ------------- ------------ ------------- -------------
    Net loss before
    extraordinary item           (5,159,981)   (5,174,111)  (10,334,092)    (299,916)                (10,634,008)

    Extraordinary gain              204,238             -       204,238                                  204,238
                               ------------- ------------- ------------- ------------ ------------- -------------

      NET LOSS                   (4,955,743)   (5,174,111)  (10,129,854)    (299,916)                (10,429,770)

Deduction for dividends
  and accretion                     (64,360)            -       (64,360)                                 (64,360)
                               ------------- ------------- ------------- ------------ ------------- -------------
Net loss attributable to
 common stockholders           $ (5,020,103) $ (5,174,111) $(10,194,214) $  (299,916) $          -  $(10,494,130)
                               ============= ============= ============= ============ ============= =============
Net loss per common share -
 basic and diluted

   Before extraordinary item
   and deduction for dividends
   and accretion                      (0.38)        (0.41)

   Extraordinary gain                 0.020             -

   Deduction for dividends
   and accretion                      (0.01)            -
                               ------------- -------------                                          -------------
                               $      (0.37) $      (0.41)                                          $      (0.69)
                               ============= =============                                          =============
Weighted-average number of
 shares outstanding - basic
  and diluted                    13,509,126    12,504,532                                             15,304,532
                               ============= =============                                          =============


PROFORMA - CONSOLIDATED STATEMENTS OF OPERATIONS



                                             Pacific
                               Logio, Inc.   Webworks, Inc.
                               Year          Year
                               Ended         Ended          Before            Adjustments
                               December 31,  December 31,  Adjustments  --------------------------  Proforma
                               1999          1999           NewCo             DR         CR          NewCo
                              ------------- ------------- ------------- ------------ ------------- -------------
                                (Unaudited)   (Unaudited)
Revenues
  Advertising                 $          -  $          -  $          -
  Product                           23,355       305,628       328,983                                  328,983
                              ------------- ------------- ------------- ------------ ------------- -------------
                                    23,355       305,628       328,983                                  328,983

Cost of sales                       15,071        42,874        57,945                                   57,945
                              ------------- ------------- ------------- ------------ ------------- -------------

  Gross profit (loss)                8,284       262,754       271,038                                  271,038
                              ------------- ------------- ------------- ------------ ------------- -------------

Research and development         1,198,546       320,479     1,519,025                                1,519,025

Selling expenses                   953,708       406,917     1,360,625                                1,360,625

General and administrative       1,340,486       773,283     2,113,769                                2,113,769

Depreciation and amortization      179,169        44,029       223,198      399,888                     623,086

Compensation expense for stock
  options and warrants           1,452,610     1,242,584     2,695,194                                2,695,194
                              ------------- ------------- ------------- ------------ ------------- -------------

   Total operating expenses      5,124,519     2,787,292     7,911,811      399,888                   8,311,699
                              ------------- ------------- ------------- ------------ ------------- -------------

   Loss from operations         (5,116,235)   (2,524,538)   (7,640,773)    (399,888)                 (8,040,661)

Other income (expense)

  Interest income                  196,310         1,246       197,556                                  197,556
  Loss on Investment                             (25,000)      (25,000)                                 (25,000)
  Interest expense                  (9,955)      (19,243)      (29,198)                                 (29,198)
                              ------------- ------------- ------------- ------------ ------------- -------------
                                   186,355       (42,997)      143,358                                  143,358
                              ------------- ------------- ------------- ------------ ------------- -------------

    NET LOSS                    (4,929,880)   (2,567,535)   (7,497,415)    (399,888)                 (7,897,303)

Deduction for dividends and
 accretion                      (6,469,861)            -    (6,469,861)                              (6,469,861)
                              ------------- ------------- ------------- ------------ ------------- -------------
Net loss attributable to
 common stockholders           (11,399,741)   (2,567,535)  (13,967,276)    (399,888)                (14,367,164)
                              ============= ============= ============= ============ ============= =============

Net loss per common share -
 basic and diluted (Note 4)   $      (0.96) $      (0.27)                                          $      (1.16)
                              ============= =============                                          =============
Weighted-average number of
 shares outstanding - basic
 and diluted                    11,879,919     9,632,500                                             12,432,500
                              ============= =============                                          =============

